UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: February 11, 2003





                          McDERMOTT INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)




    REPUBLIC OF PANAMA                   1-8430              72-0593134
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(State or other jurisdiction          (Commission)         (IRS Employer
     of incorporation)                  File No.)          Identification No.)





1450 Poydras Street, New Orleans, Louisiana                        70112-6050
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 (Address of principal executive offices)                          (Zip Code)



Registrant's Telephone Number, including Area Code:  (504) 587-5400
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Item 5.           OTHER EVENTS

                  In a press release dated February 11, 2003, McDermott International, Inc. (NYSE:MDR) ("McDermott" or the "Company") announced today that it has entered into definitive agreements with its existing lenders providing for a new credit facility ("Credit Facility") to replace its existing
J. Ray McDermott ("J. Ray") and McDermott and BWX Technologies ("BWXT") bank credit facilities, which were scheduled to expire on February 21, 2003. The Credit Facility initially provides for borrowings and issuances of letters of credit in an aggregate amount of up to $180 million, with certain sublimits on the amounts available to J. Ray and BWXT.

The Company also announced the early repayment of McDermott Incorporated Series "A" Medium Term Notes ("MI Notes") in the amount of $9.5 million, which were due in four tranches beginning June 26, 2003 through July 2, 2003. The repayment will be made today in the form of an irrevocable deposit to the trustee for the MI Notes.

The existing $100 million McDermott and BWXT facility was canceled resulting in the return to the Company of $105 million in cash collateral which will be used, together with $10 million of McDermott cash, to provide J. Ray and BWXT with intercompany loans in the amount of $90 million and $25 million, respectively. J. Ray and BWXT will use the proceeds from those intercompany loans for working capital needs and general corporate purposes.

"This refinancing should provide adequate liquidity during the term of the Credit Facility and ample time to develop a permanent capital structure for the Company after the resolution of the Babcock & Wilcox Chapter 11 proceedings," said Francis S. Kalman, Executive Vice
President and Chief Financial Officer of McDermott.

Terms of the Credit Facility include, among other things, the following:


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    --  The Credit Facility is collateralized by McDermott
        Incorporated stock, J. Ray stock, J. Ray assets and various intercompany promissory notes.

    -- Effective May 13, 2003, the maximum amount available under the credit facility will be reduced from $180 million to $166.5 million.

    -- Proceeds from the Credit Facility may be used by J. Ray and BWXT with sublimits for J. Ray of $100 million for letters of credit and $10 million for cash advances and for BWXT of $60 million for letters of credit and $50 million for cash advances.

    -- Pricing for cash advances under the Credit Facility is prime plus 3% or Libor plus 4% for BWXT and prime plus 4% or Libor plus 5% for J. Ray.

    -- The Credit Facility is guaranteed by McDermott and by various subsidiaries of J. Ray.

    --  The Credit Facility is scheduled to expire on April 30, 2004.

McDermott International, Inc. is a leading worldwide energy services company. The Company's subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facilities management services to a variety of customers in the energy industry, including the U.S. Department of Energy.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements in this press release which are forward-looking and which provide other than historical information, involve risks and uncertainties that may impact the Company's actual results of operations. The forward-looking statement in this press release includes the statement with respect to the Company's liquidity and the time it will take to develop a permanent capital structure for the Company. Although McDermott's management believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott's annual report on Form 10-K for the year ended December 31, 2001 and its quarterly reports on Form 10-Q for 2002.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                   McDERMOTT INTERNATIONAL INC.






                           By:     /s/Thomas A. Henzler
                              --------------------------------------------
                                   Thomas A. Henzler
                                   Vice President Finance
                                   and Corporate Controller





February 11, 2003




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